UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2013

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2013 annual meeting of stockholders was held on August 21, 2013.  The record date for such meeting was June 26, 2013 on which date there were a total of 9,041,573 shares of common stock outstanding and entitled to vote.  The following three matters were voted upon by the Company’s stockholders at the annual meeting.  The numbers of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

1. To elect directors for a term of one year:
	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Daniel J. Englander	6,476,113	41,551	92,107	1,559,815
William H. Henderson	6,079,740	437,924	92,107	1,559,815
William M. Sams	6,476,518	41,146	92,107	1,559,815
John David Simmons	6,453,572	64,092	92,107	1,559,815
Robert Cameron Smith	6,477,518	40,146	92,107	1,559,815
Jeffrey A. Williams	5,889,980	627,684	92,107	1,559,815

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.
Votes For	6,312,558
Votes Against	226,590
Votes Abstained	70,443
Broker Non-Votes	1,559,995

3. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2014.

Votes For	7,752,970
Votes Against	65,108
Votes Abstained	72,127
Broker Non-Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: August 22, 2013	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)